Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) entered into this ___ day of June, 2020, by and among Vado Corp., a Nevada corporation (the “Company”) and the Purchaser identified on the signature page hereto (the “Purchaser”). The Purchaser and the Company may sometimes be referred to herein collectively as the “Parties”.

WHEREAS, the Company is authorized to issue shares of a new series of preferred stock of the Company designated as Series A Convertible Preferred Stock (the “Shares”), the terms of which are set forth in the certificate of designation for such series of preferred stock in the form attached hereto as Exhibit A;

WHEREAS, the Purchaser desires to purchase Shares and the Company desires to sell such Shares upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.     Sale and Purchase of Shares. The Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase the number of Shares as reflected on the Purchaser’s signature page for the consideration contained in this Agreement and subject to the terms and conditions of this Agreement, as set forth on each Purchaser’s signature page hereto. There is no minimum number of Shares which must be sold.

2.     Purchase Price. The price per Share shall be $2.00. Upon the execution and delivery of this Agreement, the purchase price shall be delivered by the Purchaser to the Company and the certificates for the Shares shall be delivered by the Company’s Transfer Agent to the Purchaser as soon as reasonably practicable.

3.     Representations and Warranties of the Company. As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, the Company hereby makes the following representations and warranties, each of which is materially true and correct on the date of this Agreement:

3.1     The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company;

3.2     When the Shares are paid for, they will be duly paid and non-assessable, free and clear of all liens and encumbrances, except for those arising under the applicable securities laws.

3.3     The execution and delivery of this Agreement by the Company and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which the Company is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to the Company;

3. 4     No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Company as the bankrupt or the insolvent, are pending or, to the knowledge of the Company, threatened and the Company has not made an assignment for the benefit of creditors, nor has Company taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings;

3.5     There are no actions, suits, or proceedings pending or, to the best of the Company’s knowledge, threatened, which could in any manner restrain or prevent the Company from effectually and legally selling the Shares pursuant to the terms and provisions of this Agreement;

3.6     The Company has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.7     The Company files reports with the Securities and Exchange Commission, which are available at www.sec.gov/EDGAR.

4.     Representations and Warranties of the Purchaser. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby makes the following representations and warranties, each of which is materially true and correct on the date of this Agreement:

4.1     The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser;

4.2      The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it;

4.3     No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Purchaser as the bankrupt or the insolvent, are pending or, to the knowledge of the Purchaser, threatened and the Purchaser has not made an assignment for the benefit of creditors, nor has the Purchaser taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings;

4.4     There are no actions, suits, or proceedings pending or, to the best of the Purchaser’s knowledge, threatened, which could in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Shares pursuant to the terms and provisions of this Agreement;

4.5     The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement;

4.6     The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same, and, except as contemplated by this Agreement, and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (the “Act”) or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely;

4.7     The Purchaser represents that: it is an “accredited investor” within the meaning of the applicable rules and regulations promulgated under the Act, for one of the reasons on the attached Exhibit B. The Purchaser represents and acknowledges that: (i) it is experienced in evaluating and investing in private placement transactions in similar circumstances (ii) it has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Shares, (iii) it is able to bear the substantial economic risks of an investment the Shares for an indefinite period of time, (iv) it has no need for liquidity in such investment, (v) it can afford a complete loss of such investment, and (vi) it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Shares to evaluate the merits and risks of the purchase of the Shares and to make an informed investment decision with respect thereto; and

4.8     The offer to sell the Shares was directly communicated to the Purchaser by the Company. At no time was the Purchaser presented with or solicited advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation by a person not previously known to the undersigned in connection with the communicated offer.

5.     Survival of Representations and Warranties and Agreements. All representations and warranties of the parties contained in this Agreement shall survive the date of this Agreement and shall not be affected by any investigation made prior to the date of this Agreement.

6.     Indemnification.

6.1     Indemnification Provisions for Benefit of the Purchaser. In the event the Company breaches any of its representations, warranties, and/or covenants contained herein and provided that the Purchaser makes a written claim for indemnification against the Company, then the Company agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

6.2     Indemnification Provisions for Benefit of the Company. In the event a Purchaser breaches any of its representations, warranties, and/or covenants contained herein and provided that the Company make a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify the Company from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

7.     Additional Covenants. The Parties covenant and agree as follows:

7.1          General. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 6).

7.2     Company. The Company hereby covenants that the Company will, at the request of the Purchaser, execute, acknowledge and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Shares, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

8.     Expenses. Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

9.     Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

11.     Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

12.     Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

To the Company:	Vado Corp.
81 Prospect Street
Brooklyn, New York 11201
Email: david@vadocorphq.com
Attention: David Lelong, CEO

To the Purchaser:	The address set forth on the Purchaser’s signature page attached hereto or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

13.     Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

14.     Governing Law; Exclusive Jurisdiction. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to choice of law considerations. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in New York County, New York.  The Parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

15.     Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

16.     Assignment. No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

17.     Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Pages Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

COMPANY:
Vado Corp.
By: Name: David Lelong
Title: Chief Executive Officer

[SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

Name:
Title: No of Shares _______________ Total Purchase Price $____________